Exhibit 10.4
FIFTH AMENDMENT TO THE
PATTERSON-UTI ENERGY, INC. 2005 LONG-TERM INCENTIVE PLAN
     THIS AGREEMENT is by Patterson-UTI Energy, Inc. (the “Sponsor”),
W I T N E S S E T H:
     WHEREAS, the Sponsor maintains the plan known as the “Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan” (as amended, the “Plan”); and
     WHEREAS, the Sponsor retained the right in Section 12.1 of the Plan to amend the Plan from time to time; and
     WHEREAS, the Board of Directors of the Sponsor approved on July 28, 2010 an amendment to the Plan;
     NOW, THEREFORE, the Sponsor agrees that, effective as of July 28, 2010, the Plan is hereby amended as follows:
     1. Section 7.4 of the Plan is hereby amended and restated in its entirety as follows:
     7.4. Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant, or a Change of Control referred to in Article 11), or special circumstances determined by the Committee (such as the achievement of performance objectives) Restricted Stock Awards subject solely to continued employment restrictions of employees of the Company or any Subsidiary shall have a Restriction Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that the provisions of this Section shall not be applicable to any grants to new hires to replace forfeited awards from a prior employer, Substitute Awards or grants of Restricted Stock in payment of Performance Awards and other earned cash-based incentive compensation or grants to non-employee Directors. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Section 162(m) of the Code, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The maximum aggregate number of Shares with respect to which Restricted Stock Awards or Other Stock Units that are subject solely to continued employment or service restrictions of Employees or directors of the Company or any Subsidiary with a Restriction Period of less than three years from date of grant (but permitting pro rata vesting over such time) shall be five percent (5%) of the number of Shares authorized for grant under Section 3.1 (as such number may be adjusted as provided in Sections 3.1 and 12.2). Any Restricted Stock Award or portion of such award that is subject to a Restriction Period of three years or more (notwithstanding the fact that a portion of such award may vest within three years of the date of grant due to pro rata vesting over the Restriction Period) or that meets the requirements of a Performance Award under Article 9 shall not be subject to the foregoing five-percent (5%) limitation.

     2. Section 8.3 of the Plan is hereby amended and restated in its entirety as follows:
     8.3. Vesting. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Other Stock Unit Awards subject solely to continued employment restrictions of employees of the Company or any Subsidiary shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that such restrictions shall not be applicable to any Substitute Awards, grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article 9 and other earned cash-based incentive compensation, or grants of Other Stock Unit Awards on a deferred basis. The maximum aggregate number of Shares with respect to which Restricted Stock Awards or Other Stock Units that are subject solely to continued employment or service restrictions of Employees or directors of the Company or any Subsidiary with a Restriction Period of less than three years from date of grant (but permitting pro rata vesting over such time) shall be five percent (5%) of the number of Shares authorized for grant under Section 3.1 (as such number may be adjusted as provided in Sections 3.1 and 12.2). Any Other Stock Unit Award or portion of such award that is subject to a Restriction Period of three years or more (notwithstanding the fact that a portion of such award may vest within three years of the date of grant due to pro rata vesting over the Restriction Period) or that meets the requirements of a Performance Award under Article 9 shall not be subject to the foregoing five-percent (5%) limitation.
     Approved and Adopted by the Board of Directors July 28, 2010
     Effective July 28, 2010